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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints J. Michael Heil and Brad Stolba as attornies-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related rule 462(b) Registration Statements and any amendment thereto.

Signature                                Title

/s/ J. Michael Heil                Chairman of the Board of Directors
---------------------------        Chief Executive Officer
J. Michael Heil                    Chief Financial Officer
                                   and Principal Accounting Officer

/s/ John Bartholomew               Director
---------------------------
John Bartholomew



---------------------------        Director
Daniel R. Thompson


---------------------------        Director
Hal Glick


---------------------------        Director
Andre Peterson


/s/ Robert E. Warfield             Director
---------------------------
Robert E. Warfield

                                     II-11